NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN OR WILL BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). SUBJECT TO SECTION 5 BELOW, THIS WARRANT AND THE SECURITIES UNDERLYING THIS WARRANT MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, EXCEPT PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS AND IN ACCORDANCE WITH ALL APPLICABLE STATES SECURITIES LAWS AND, IF REQUIRED BY THE COMPANY, AN OPINION OF COUNSEL FOR HOLDER OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO COMPANY, THAT SUCH TRANSFER IS NOT REQUIRED TO BE REGISTERED UNDER THE SECURITIES ACT. ADDITIONALLY, THIS WARRANT MAY NOT BE EXERCISED ABSENT AN AVAIALBLE EXEMPTION FROM THE REGISTRATION REQUIRMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS.

WARRANT TO PURCHASE SHARES OF COMMON STOCK
of
AMEDICA CORPORATION

July 28, 2017

THIS CERTIFIES THAT, for value received, North Stadium Investments, LLC, a Missouri limited liability company (“Holder”), is entitled to subscribe for and purchase Six Hundred and Sixty Thousand (660,000) fully paid and nonassessable shares of Common Stock of Amedica Corporation, a Delaware corporation (“Company”) upon payment of the Warrant Price (as hereinafter defined), in all cases subject to the adjustments and provisions and upon the terms and conditions hereinafter set forth. The exercise price shall be the Warrant Price. This Warrant is being issued in connection with that certain secured promissory note by and between Holder and Company dated July 28, 2017. As used herein, the term “Common Stock” shall mean Company’s presently authorized common stock, $0.01 par value per share, and any stock into which such shares may hereafter be converted or exchanged and the term “Warrant Shares” shall mean the shares of Common Stock which Holder may acquire pursuant to this Warrant and any other shares of stock into which such shares of Common Stock may hereafter be converted or exchanged.

1. Warrant Price. The “Warrant Price” shall initially be $0.42 per share, subject to adjustment as provided in Section 6 below.

2. Conditions to Exercise. The purchase right represented by this Warrant may be exercised at any time, or from time to time, in whole or in part during the term commencing on the date hereof and ending at 5:00 P.M. (Central time) on the fifth anniversary following the date of this Warrant (the “Expiration Date”).

3. Method of Exercise or Conversion; Payment; Issuance of Shares; Issuance of New Warrant.

(a) Cash Exercise. Subject to Section 2 hereof, the purchase right represented by this Warrant may be exercised by Holder hereof, in whole or in part, by the surrender of the original of this Warrant (together with a duly executed Notice of Exercise in substantially the form attached hereto) at the principal office of Company (as set forth in Section 15 below) and by payment to Company, by certified or bank check, or wire transfer of immediately available funds, of an amount equal to the then applicable Warrant Price per share multiplied by the number of Warrant Shares then being purchased. In the event of any exercise of the rights represented by this Warrant, certificates for the Warrant Shares so purchased shall be in the name of, and delivered to, Holder hereof, or as such Holder may direct (subject to the terms of transfer contained herein and upon payment by such Holder hereof of any applicable transfer taxes). Such delivery shall be made within 3 business days after exercise of this Warrant and at Company’s expense and, unless this Warrant has been fully exercised, converted or expired, a new Warrant having terms and conditions substantially identical to this Warrant, representing the portion of the Warrant Shares, if any, and with respect to the remaining term of this Warrant with respect to which this Warrant shall not have been exercised or converted, shall also be issued to Holder hereof within 3 business days after exercise of this Warrant.

(b) Conversion. In lieu of exercising this Warrant as specified in Section 3(a), Holder may from time to time convert this Warrant, in whole or in part, into Warrant Shares by surrender of the original of this Warrant (together with a duly executed Notice of Exercise in substantially the form attached hereto) at the principal office of Company, in which event Company shall issue to Holder the number of Warrant Shares computed using the following formula:

X = Y (A-B)

A

Where:

X = the number of Warrant Shares to be issued to Holder.

Y = the number of Warrant Shares requested to be purchased under this Warrant (at the date of such calculation).

A = the Fair Market Value of one share of Company’s Common Stock (at the date of such calculation).

B = Warrant Price (as adjusted to the date of such calculation).

(c) Fair Market Value. For purposes of this Section 3, Fair Market Value of one share of Company’s Common Stock shall mean:

(i) For any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the average of the last reported sales price of the Common Stock on the Trading Market on which the Common Stock is then listed or quoted for the five (5) trading days prior to the date of determination of Fair Market Value as reported by Bloomberg L.P. (based on a trading day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the Common Stock is quoted on the OTC Bulletin Board, the average of the closing bid and asked prices of Common Stock on the OTC Bulletin Board for the five (5) trading days prior to the date of determination of Fair Market Value, (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company; or

(ii) In the event of an exercise in connection with a merger, acquisition or other consolidation in which Company is not the surviving entity, the value to be received per share of Common Stock by all holders of Common Stock in such transaction as determined in the reasonable good faith judgment of Company’s Board of Directors.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

In the event of Section 3(c)(ii) above, Company’s Board of Directors shall prepare a certificate, to be signed by an authorized officer of Company, setting forth in reasonable detail the basis for and method of determination of the per share Fair Market Value of Common Stock. In the event of Section 3(c)(ii), the Board of Directors will also certify to Holder that this per share Fair Market Value will be applicable to all holders of Company’s Common Stock. Such certifications must be made to Holder, in the event of Section 3(c)(ii) above, at least ten (10) business days prior to the proposed effective date of the merger, acquisition or other consolidation. In all cases, delivery of the Warrant Shares to be issued on conversion shall be made within 3 business days after conversion of this Warrant and at Company’s expense and, unless this Warrant has been fully exercised, converted or expired, a new Warrant having terms and conditions substantially identical to this Warrant, representing the portion of the Warrant Shares, if any, and with respect to the remaining term of this Warrant with respect to which this Warrant shall not have been exercised, shall also be issued to Holder hereof within 3 business days after conversion of this Warrant.

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(d) Automatic Exercise. To the extent this Warrant is not previously exercised, it shall be deemed to have been automatically converted in accordance with Sections 3(b) and 3(c) hereof (even if not surrendered) as of immediately before its expiration, involuntary termination or cancellation (including, without limitation, pursuant to Section 3(e)(ii)) if the then-Fair Market Value of a Warrant Share exceeds the then-Warrant Price, unless Holder notifies Company in writing to the contrary prior to such automatic exercise. The Warrant Shares shall be delivered within 3 business days after such automatic conversion, and if the Warrant Shares can be issued electronically using the Fast Automated Securities Transfer Program of the Depository Trust Company (or similar program), upon Holder’s request, Company shall issue the Warrant Shares electronically in accordance with Holder’s written instructions delivered to Company in a timely manner.

(e) Treatment of Warrant Upon Acquisition of Company.

(i) Certain Definitions. For the purpose of this Warrant: “Acquisition” means any sale, license, assignment, or other disposition of all or substantially all of the assets of Company, or any reorganization, consolidation, or merger of Company, or sale of outstanding Company securities by holders thereof, where the holders of Company’s securities as of immediately before the transaction beneficially own less than a majority of the outstanding voting securities of the successor or surviving entity as of immediately after the transaction. For purposes of this Section 3(e), “Affiliate” shall mean any person or entity that owns or controls directly or indirectly ten percent (10%) or more of the voting capital stock of Company, any person or entity that controls or is controlled by or is under common control with such persons or entities, and each of such person’s or entity’s officers, directors, joint venturers or partners, as applicable. Company shall provide Holder with written notice of any proposed Acquisition not later than ten (10) business days prior to the closing thereof setting forth the material terms and conditions thereof, and shall provide Holder with copies of the draft transaction agreements and other documents in connection therewith and with such other information respecting such proposed Acquisition as may reasonably be requested by Holder.

(ii) Acquisition for Cash. Holder agrees that, in the event of an Acquisition in which the sole consideration is cash, this Warrant shall be automatically exercised (or terminate) as provided in Section 3(d) on and as of the closing of such Acquisition to the extent not previously exercised.

(iii) Asset Sale. In the event of an Acquisition that is an arm’s length sale of all or substantially all of Company’s assets (and only its assets) to a third party that is not an Affiliate of Company (a “True Asset Sale”), Holder may either (a) exercise its conversion or purchase right under this Warrant and such exercise will be deemed effective immediately prior to the consummation of such Acquisition, or (b) permit the Warrant to continue until the Expiration Date if Company continues as a going concern following the closing of any such True Asset Sale.

(iv) Assumption of Warrant. Upon the closing of any Acquisition other than as particularly described in Section 3(e)(ii) or 3(e)(iii) above, Company shall, unless Holder requests otherwise, cause the surviving or successor entity to assume this Warrant and the obligations of Company hereunder, and this Warrant shall, from and after such closing, be exercisable for the same class, number and kind of securities, cash and other property as would have been paid for or in respect of the shares issuable (as of immediately prior to such closing) upon exercise in full hereof as if such shares had been issued and outstanding on and as of such closing, at an aggregate Warrant Price equal to the aggregate Warrant Price in effect as of immediately prior to such closing; and subject to further adjustment thereafter from time to time in accordance with the provisions of this Warrant.

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(v) Delivery of Consideration. The cash and/or property received in connection with the exercise or conversion of this Warrant as provided in this Subsection 3(e) shall be delivered to Holder promptly, but in no event longer than 3 business days after the closing of the Acquisition.

4. Representations and Warranties of Holder and Company.

(a) Representations and Warranties by Holder. Holder represents and warrants to Company as of the date hereof with respect to this Warrant as follows:

(i) Evaluation. Holder has substantial experience in evaluating and investing in private placement transactions of securities of companies similar to Company so that Holder is capable of evaluating the merits and risks of its investment in Company and has the capacity to protect its interests.

(ii) No Public Sale or Distribution. Holder is (i) acquiring these Warrants and (ii) upon exercise of the Warrants or upon a conversion of the Warrants will acquire the Warrant Shares issuable upon exercise of the Warrants (together with the Warrants, the “Securities”), for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, Holder reserves the right to dispose of the Securities at any time in accordance with or pursuant to registration under the Securities Act or an available exemption from such registration requirements and in each case in accordance with any applicable state securities laws. Holder does not presently have any agreement or understanding, directly or indirectly, with any person to distribute any of the Securities.

(iii) Accredited Investor Status. Holder is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act.

(iv) Reliance on Exemptions. Holder understands that the Securities have not been registered under the Securities Act or any applicable state securities laws and are being offered and sold to it in reliance on the exemptions from registration under the Securities Act provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D under the Securities Act and pursuant to similar exemptions from any applicable state securities laws and that the Company is relying in part upon the truth and accuracy of, and Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Holder set forth herein in order to determine the availability of such exemptions and the eligibility of Holder to acquire the Securities.

(v) Information. Holder and its advisors, if any, have had access to the Company’s reporting documents as filed with the United States Securities and Exchange Commission (the “SEC”) filed electronically on EDGAR and available at www.sec.gov and has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by Holder. Holder and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by Holder or its advisors, if any, or its representatives shall modify, amend or affect Holder’s right to rely on the Company’s representations and warranties contained herein. Holder understands that its investment in the Securities involves a high degree of risk. Holder has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

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(vi) No Governmental Review. Holder understands that no United States federal or state agency or any other government or governmental agency, including but not limited to the SEC, has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(vii) Transfer or Resale. Holder understands that: (i) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred, directly or indirectly, unless (A) subsequently registered thereunder, (B) such sale, offer, assignment or transfer is to the Company, (C) the sale, offer, assignment or transfer is made pursuant to the exemption from the registration requirements under the Securities Act provided by Rule 144 thereunder, if available, and in accordance with any applicable state securities laws provided that Holder has furnished to the Company reasonable assurances, in form and substance reasonably satisfactory to the Company, that registration is not required under the Securities Act or (D) such sale, offer, assignment or transfer is pursuant to a transaction that does not require registration under the Securities Act or any applicable state securities laws provided that such Holder has furnished to the Company an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Company that registration is not required under the Securities Act; (ii) neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(viii) Legends. Holder understands that the certificates or other instruments representing the Warrant Shares issuable upon exercise of this Warrant, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

THESE SECURITIES HAVE NOTBEEN NOR WILL BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). SUBJECT TO SECTION 5 BELOW, THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, EXCEPT PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS AND IN ACCORDANCE WITH ALL APPLICABLE STATES SECURITIES LAWS AND, IF REQUIRED BY THE COMPANY, AN OPINION OF COUNSEL FOR HOLDER OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO COMPANY, THAT SUCH TRANSFER IS NOT REQUIRED TO BE REGISTERED UNDER THE SECURITIES ACT.

The legend set forth above shall be removed and/or the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped if (i) such Securities are registered for resale by the holder under the Securities Act, or (ii) the Securities are sold, assigned or transferred pursuant to Rule 144, or can be sold, assigned or transferred pursuant to Rule 144 without the requirement to be in compliance with Rule 144(c)(i), and such holder provides the Company with reasonable assurances, in form and substance reasonably satisfactory to the Company, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the Securities Act including an opinion of counsel for Holder reasonably satisfactory to Company.

(b) Representations and Warranties by Company. Company hereby represents and warrants to Holder that the statements in the following paragraphs of this Section 4(b) are true and correct as of the date hereof.

(i) Corporate Organization and Authority. Company (a) is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted; and (c) is qualified as a foreign corporation in all jurisdictions where such qualification is required.

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(ii) Corporate Power. Company has all requisite legal and corporate power and authority to execute, issue and deliver this Warrant, to issue the Warrant Shares issuable upon exercise or conversion of this Warrant, and to carry out and perform its obligations under this Warrant and any related agreements.

(iii) Authorization; Enforceability. All corporate action on the part of Company, its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of its obligations under this Warrant and for the authorization, issuance and delivery of this Warrant and the Warrant Shares issuable upon exercise of this Warrant has been taken and this Warrant constitutes the legally binding and valid obligation of Company enforceable in accordance with its terms.

(iv) Valid Issuance of Warrant and Warrant Shares. This Warrant has been validly issued and is free of restrictions on transfer other than restrictions on transfer set forth herein and under applicable state and federal securities laws. The Warrant Shares issuable upon exercise or conversion of this Warrant, when issued, sold and delivered in accordance with the terms of this Warrant for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Warrant and under applicable state and federal securities laws. Subject to applicable restrictions on transfer, the issuance and delivery of this Warrant and the Warrant Shares issuable upon exercise or conversion of this Warrant are not subject to any preemptive or other similar rights or any liens or encumbrances except as specifically set forth in Company’s Certificate of Incorporation (“Certificate of Incorporation”) or this Warrant. The offer, sale and issuance of the Warrant Shares, as contemplated by this Warrant, are exempt from the prospectus and registration requirements of applicable United States federal and state security laws, and neither Company nor any authorized agent acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

(v) No Conflict. The execution, delivery, and performance of this Warrant will not result in (a) any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice (1) any provision of Company’s Certificate of Incorporation or by-laws; (2) any provision of any judgment, decree, or order to which Company is a party, by which it is bound, or to which any of its material assets are subject; (3) any contract, obligation, or commitment to which Company is a party or by which it is bound; or (4) any statute, rule, or governmental regulation applicable to Company, or (b) the creation of any lien, charge or encumbrance upon any assets of Company.

5. Transfers of Warrant. In connection with any transfer by Holder of this Warrant, Company may require the transferee to provide Company with written representations and warranties that transferee is acquiring this Warrant and the shares of Common Stock to be issued upon exercise in compliance with the Securities Act, and may require a legal opinion, in form and substance satisfactory to Company and its counsel, stating that such transfer is exempt from the registration and prospectus delivery requirements of the Securities Act and any applicable state securities laws; provided, that Company shall not require an opinion of counsel if the transfer is to an affiliate of Holder. Following any transfer of this Warrant, at the request of either Company or the transferee, the transferee shall surrender this Warrant to Company in exchange for a new warrant of like tenor and date, executed by Company. Upon any partial transfer, Company will also execute and deliver to Holder a new warrant of like tenor with respect to the portion of this Warrant not so transferred. Subject to the foregoing, this Warrant is transferable on the books of Company at its principal office by the registered Holder hereof upon surrender of this Warrant properly endorsed.

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6. Adjustment for Certain Events. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

(a) Reclassification or Merger. In case of (i) any reclassification or change of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any merger of Company with or into another corporation (other than a merger with another corporation in which Company is the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or (iii) any sale of all or substantially all of the assets of Company, Company, or such successor or purchasing corporation, as the case may be, shall duly execute and deliver to Holder a new Warrant (in form and substance satisfactory to Holder of this Warrant), or Company shall make appropriate provision without the issuance of a new Warrant, so that Holder shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the Warrant Shares theretofore issuable upon exercise or conversion of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, merger or sale by a holder of the number of shares of Common Stock then purchasable under this Warrant, or in the case of such a merger or sale in which the consideration paid consists all or in part of assets other than securities of the successor or purchasing corporation, at the option of Holder, the securities of the successor or purchasing corporation having a value at the time of the transaction equivalent to the value of the Warrant Shares purchasable upon exercise of this Warrant at the time of the transaction. Any new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6. The provisions of this subparagraph (a) shall similarly apply to successive reclassifications, changes, mergers and transfers.

(b) Subdivision or Combination of Shares. If Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its outstanding shares of Common Stock, the Warrant Price shall be proportionately decreased and the number of Warrant Shares issuable hereunder shall be proportionately increased in the case of a subdivision and the Warrant Price shall be proportionately increased and the number of Warrant Shares issuable hereunder shall be proportionately decreased in the case of a combination.

(c) Stock Dividends and Other Distributions. If Company at any time while this Warrant is outstanding and unexpired shall (i) pay a dividend with respect to Common Stock payable in Common Stock, then the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution; or (ii) make any other distribution with respect to Common Stock (except any distribution specifically provided for in Sections 6(a) and 6(b)), then, in each such case, provision shall be made by Company such that Holder shall receive upon exercise of this Warrant a proportionate share of any such dividend or distribution as though it were Holder of the Warrant Shares as of the record date fixed for the determination of the shareholders of Company entitled to receive such dividend or distribution.

(d) Adjustment of Number of Shares. Upon each adjustment in the Warrant Price, the number of Warrant Shares purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Warrant Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

7. Notice of Adjustments; Redemption. Whenever any Warrant Price or the kind or number of securities issuable under this Warrant shall be adjusted pursuant to Section 6 hereof, Company shall prepare a certificate signed by an officer of Company setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and number or kind of shares issuable upon exercise of this Warrant after giving effect to such adjustment, and within thirty (30) days of such adjustment shall cause copies of such certificate to be delivered to Holder in accordance with Section 15 hereof.

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8. No Fractional Shares. No fractional share of Common Stock will be issued in connection with any exercise or conversion hereunder, but in lieu of such fractional share Company shall make a cash payment therefor upon the basis of the Warrant Price then in effect.

9. Charges, Taxes and Expenses. Issuance of certificates for shares of Common Stock upon the exercise or conversion of this Warrant shall be made without charge to Holder for any United States or state of the United States documentary stamp tax or other incidental expense with respect to the issuance of such certificate, all of which taxes and expenses shall be paid by Company, and such certificates shall be issued in the name of Holder.

10. No Shareholder Rights Until Exercise. Except as expressly provided herein, this Warrant does not entitle Holder to any voting rights or other rights as a shareholder of Company prior to the exercise hereof.

11. Registry of Warrant. Company shall maintain a registry showing the name and address of the registered Holder of this Warrant. This Warrant may be surrendered for exchange or exercise, in accordance with its terms, at such office or agency of Company, and Company and Holder shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

12. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft, or destruction, of indemnity reasonably satisfactory to it, and, if mutilated, upon surrender and cancellation of this Warrant, Company will execute and deliver a new Warrant, having terms and conditions substantially identical to this Warrant, in lieu hereof.

13. Miscellaneous.

(a) Issue Date. The provisions of this Warrant shall be construed and shall be given effect in all respect as if it had been issued and delivered by Company on the date hereof.

(b) Successors. This Warrant shall be binding upon any successors or assigns of Company.

(c) Headings. The headings used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.

(d) Saturdays, Sundays, Holidays. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday in the State of Delaware, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or a legal holiday.

14. No Impairment. Company will not, by amendment of its Certificate of Incorporation or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of Holder hereof against impairment.

15. Addresses. All notices or other communications given in connection with this Warrant shall be in writing, shall be addressed to the parties at their respective addresses set forth below (unless and until a different address may be specified in a written notice to the other party delivered in accordance with this Section 15), and shall be deemed given (a) on the date of receipt if delivered by hand, (b) on the next business day after being sent by a nationally-recognized overnight courier, or (c) on the fourth business day after being sent by registered or certified mail, return receipt requested and postage prepaid.

If to Company:	Amedica Corporation
1885 West 2100 South
Salt Lake City, UT 84119
Attn: COO

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If to Holder:	North Stadium Investments, LLC
620 N. Tradewinds Pkwy
Suite A
Columbia, MO 65201

16. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

17. Consent to Jurisdiction and Venue. All judicial proceedings arising in or under or related to this Warrant may be brought in any state or federal court of competent jurisdiction located in the State of Utah. By execution and delivery of this Agreement, each party hereto generally and unconditionally: (a) consents to personal jurisdiction in Salt Lake County, State of Utah; (b) waives any objection as to jurisdiction or venue in Salt Lake County, State of Utah; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Service of process on any party hereto in any action arising out of or relating to this Agreement shall be effective if given in accordance with the requirements for notice set forth in Section 15, and shall be deemed effective and received as set forth in Section 15. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.

18. Mutual Waiver of Jury Trial. Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. EACH OF COMPANY AND HOLDER SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY COMPANY AGAINST HOLDER OR ITS ASSIGNEE OR BY HOLDER OR ITS ASSIGNEE AGAINST COMPANY. This waiver extends to all such Claims, including Claims that involve Persons other than Company and Holder; Claims that arise out of or are in any way connected to the relationship between Company and Holder; and any Claims for damages, breach of contract, specific performance, or any equitable or legal relief of any kind, arising out of this Agreement.

19. Prejudgment Relief. In the event Claims are to be resolved by arbitration, either party may seek from a court of competent jurisdiction identified in Section 17, any prejudgment order, writ or other relief and have such prejudgment order, writ or other relief enforced to the fullest extent permitted by law notwithstanding that all Claims are otherwise subject to resolution by judicial reference.

IN WITNESS WHEREOF, Company has caused this Warrant Agreement to be executed by its officer thereunto duly authorized.

AMEDICA CORPORATION

By:
Name:	David O’Brien
Title:	Vice President and General Manager

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NOTICE OF EXERCISE

To:

Amedica Corporation

1885 West 2100 South

Salt Lake City, UT 84119

Attn: Legal Department

1.	The undersigned Warrantholder (“Holder”) elects to acquire shares of Common Stock (the “Common Stock”) of Amedica Corporation (the “Company”), pursuant to the terms of the Warrant Agreement dated July 28, 2017 (the “Warrant”).

2.	Holder exercises its rights under the Warrant as set forth below:

	( )	Holder elects to purchase _____________ shares of Common Stock as provided in Section 3(a) and tenders herewith a check in the amount of $___________ as payment of the purchase price.

	( )	Holder elects to convert the purchase rights into shares of Common Stock as provided in Section 3(b) of the Warrant.

3.	Holder surrenders the Warrant with this Notice of Exercise.

Holder represents that it is acquiring the aforesaid shares of Common Stock for investment and not with a view to or for resale in connection with distribution and it has no present intention of distributing or reselling the shares. If the undersigned is not converting this Warrrant pursuant to Section 3(b) of the Warrant, the undersigned represents it is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended, and the representations made by Holder in the Warrant in respect of the purchase of the Warrant are true and correct as to the undersigned as of the date hereof in respect to the exercise of the Warrant.

Please issue a certificate representing the shares of Common Stock in the name of Holder or in such other name as is specified below:

Name:

Address:

Taxpayer I.D.:

Electronic Share Delivery Destination:

[NAME OF HOLDER]

By:
Name:
Title:	Duly Authorized Signatory

Date:	_______ ___, 201___

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